Exhibit 99.1

Saga Communications, Inc. Reports 1st Quarter 2017 Results

Net Revenue of $31.4 Million and Declares Quarterly Cash Dividend of $0.30 per Share

GROSSE POINTE FARMS, Mich., May 4, 2017 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT: SGA) today announced that its Board of Directors declared a quarterly cash dividend of $0.30 per share. The dividend will be paid on June 9, 2017 to shareholders of record on May 22, 2017. The aggregate amount of the payment to be made in connection with the quarterly dividend will be approximately $1.8 million. The quarterly cash dividend will be funded by cash on the Company's balance sheet.

The Company also reported that primarily due to a reduction in political revenue of $1.3 million from the same period last year net revenue decreased 4.1% ($1.3 million) to $31.4 million for the quarter ended March 31, 2017. Station operating expense increased 1.5% to $25.1 million (station operating expense includes depreciation and amortization attributable to the stations). Operating Income decreased $1.9 million to $3.5 million. Free cash flow for the quarter was $3.2 million.

Capital expenditures were $1.4 million in the first quarter compared to $1.0 million for the same period last year. The Company expects to spend approximately $5.0 million to $5.5 million for capital expenditures during 2017.

Saga's 2017 1st Quarter call will be on Thursday, May 4, 2017 at 11:00 a.m. EST. The dial-in number for the call is (612) 288-0337. A transcript of the call will be posted to the Company's website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EDT on May 4, 2017 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual" and "same station" information by segment as well as the Company's trailing 12 month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12 month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 26 markets, including 68 FM and 32 AM radio stations, 4 television stations and 5 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Months Ended
March 31, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Operating Results
Net operating revenue	$ 31,410	$ 32,745
Station operating expense	25,052	24,685
Corporate general and administrative	2,863	2,717
Other operating (income) expense, net	10	-
Operating income	3,485	5,343
Interest expense	217	189
Income before income tax expense	3,268	5,154
Income tax expense	1,330	2,130
Net income	$ 1,938	$ 3,024

Earnings Per Share
Basic	$ 0.32	$ 0.52
Diluted	$ 0.32	$ 0.52

Weighted average common shares	6,002	5,751
Weighted average common and common
equivalent shares	6,014	5,759

Free Cash Flow
Net income	$ 1,938	$ 3,024
Plus: Depreciation and amortization:
Station	1,674	1,667
Corporate	71	69
Deferred tax provision	425	575
Non-cash compensation	558	528
Other operating (income) expense, net	10	-
Less: Capital expenditures	(1,439)	(1,010)
Free cash flow	$ 3,237	$ 4,853

	March 31,
	2017	2016
Balance Sheet Data
Working capital	$ 39,451	$ 23,906
Net fixed assets	$ 56,319	$ 57,924
Net intangible assets and other assets	$ 110,731	$ 110,795
Total assets	$ 221,567	$ 209,727
Long-term debt	$ 36,365	$ 36,365
Stockholders' equity	$ 135,983	$ 125,162

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
March 31, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Consolidated
Net operating revenue	$ 31,410	$ 32,745	$ 31,363	$ 32,745
Station operating expense	25,052	24,685	24,996	24,685
Corporate general and administrative	2,863	2,717	2,863	2,717
Other operating (income) expense, net	10	-	10	-
Operating income	3,485	5,343	3,494	5,343
Interest expense	217	189
Income before income tax expense	3,268	5,154
Income tax expense	1,330	2,130
Net income	$ 1,938	$ 3,024
Earnings per share:
Basic	$ 0.32	$ 0.52
Diluted	$ 0.32	$ 0.52

	Actual		Same Station (1)
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Radio Segment
Net operating revenue	$ 26,155	$ 27,464	$ 26,108	$ 27,464
Station operating expense	21,340	21,140	21,284	21,140
Other operating (income) expense, net	(21)	(3)	(21)	(3)
Operating income	$ 4,836	$ 6,327	$ 4,845	$ 6,327

	Actual		Same Station (1)
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Television Segment
Net operating revenue	$ 5,255	$ 5,281	$ 5,255	$ 5,281
Station operating expense	3,712	3,545	3,712	3,545
Other operating (income) expense, net	31	3	31	3
Operating income	$ 1,512	$ 1,733	$ 1,512	$ 1,733

	Actual		Same Station (1)
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Depreciation and amortization
by segment
Radio Segment	$ 1,358	$ 1,346	$ 1,358	$ 1,346
Television Segment	316	321	316	321
Corporate and Other	71	69	71	69
	$ 1,745	$ 1,736	$ 1,745	$ 1,736

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.

Saga Communications, Inc.
Selected Supplemental Financial Data
March 31, 2017
(amounts in 000's except ratios)
(Unaudited)

		Less:	Plus:	Trailing
	12 Mos Ended	3 Mos Ended	3 Mos Ended	12 Mos Ended
	December 31,	March 31,	March 31,	March 31,
	2016	2016	2017	2017
Trailing 12 Month Consolidated Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$ 18,186	$ 3,024	$ 1,938	$ 17,100
Exclusions:
Gain (loss) on sale of assets	1,393	-	(10)	1,383
Other	298	70	59	287
Total exclusions	1,691	70	49	1,670
Consolidated adjusted net income (1)	16,495	2,954	1,889	15,430
Plus: Interest expense	776	189	217	804
Income tax expense	12,500	2,130	1,330	11,700
Depreciation & amortization expense	7,263	1,736	1,745	7,272
Amortization of television syndicated programming contracts	628	158	158	628
Non-cash stock based compensation expense	2,101	528	558	2,131
Less: Cash television programming payments	(625)	(158)	(158)	(625)
Trailing twelve month consolidated EBITDA (1)	$ 39,138	$ 7,537	$ 5,739	$ 37,340

Total long-term debt, including current maturities				$ 36,365
Divided by trailing twelve month consolidated EBITDA (1)				37,340
Consolidated Net Leverage Ratio (1)				0.97

(1)	As defined in the Company's credit facility.

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three Months Ended
March 31, 2017 and 2016
(amounts in 000's)
(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2017	Period	2017	2016	Period	2016
Consolidated
Net operating revenue	$ 31,410	$ (47)	$ 31,363	$ 32,745	$ -	$ 32,745
Station operating expense	25,052	(56)	24,996	24,685	-	24,685
Corporate general and administrative	2,863	-	2,863	2,717	-	2,717
Other operating (income) expense, net	10	-	10	-	-	-
Operating income	$ 3,485	$ 9	$ 3,494	$ 5,343	$ -	$ 5,343

Depreciation and amortization	$ 1,745	$ -	$ 1,745	$ 1,736	$ -	$ 1,736

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2017	Period	2017	2016	Period	2016
Radio Segment
Net operating revenue	$ 26,155	$ (47)	$ 26,108	$ 27,464	$ -	$ 27,464
Station operating expense	21,340	(56)	21,284	21,140	-	21,140
Other operating (income) expense, net	(21)	-	(21)	(3)	-	(3)
Operating income	$ 4,836	$ 9	$ 4,845	$ 6,327	$ -	$ 6,327

Depreciation and amortization	$ 1,358	$ -	$ 1,358	$ 1,346	$ -	$ 1,346

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2017	Period	2017	2016	Period	2016
Television Segment
Net operating revenue	$ 5,255	$ -	$ 5,255	$ 5,281	$ -	$ 5,281
Station operating expense	3,712	-	3,712	3,545	-	3,545
Other operating (income) expense, net	31	-	31	3	-	3
Operating income	$ 1,512	$ -	$ 1,512	$ 1,733	$ -	$ 1,733

Depreciation and amortization	$ 316	$ -	$ 316	$ 321	$ -	$ 321

CONTACT: Samuel D. Bush, 313/886-7070